Calculation of Filing Fee Tables
F-3
PETROBRAS - PETROLEO BRASILEIRO SA
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Debt	5.125% Global Notes Due 2030	457(r)	1,000,000,000		$ 990,240,000.00	0.0001531	$ 151,605.74
Fees to be Paid	2	Debt	6.250% Global Notes Due 2036	457(r)	1,000,000,000		$ 977,840,000.00	0.0001531	$ 149,707.30
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 1,968,080,000.00		$ 301,313.04
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 301,313.04
			Net Fee Due:						$ 0.00
Offering Note
[1]	Calculated in accordance with Rule 457(r) under the Securities Act of 1933, as amended. The maximum aggregate offering price is based on an initial price to the public of 99.024% of the U.S.$1,000,000,000 aggregate principal amount of 5.125% Global Notes due 2030

[2]	Calculated in accordance with Rule 457(r) under the Securities Act of 1933, as amended. The maximum aggregate offering price is based on an initial price to the public of 97.784% of the U.S.$1,000,000,000 aggregate principal amount of 6.250% Global Notes due 2036.

Table 2: Fee Offset Claims and Sources	☐Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims	1	PETROBRAS - PETROLEO BRASILEIRO SA	F-3	333-283981-01	12/20/2024		$ 301,313.04	Unallocated (Universal) Shelf			$ 479,478.00
Fee Offset Sources		PETROBRAS - PETROLEO BRASILEIRO SA	F-3	333-229096-01		12/28/2018						$ 301,313.04
Rule 457(p) Statement of Withdrawal, Termination, or Completion:
[1]	The registrants previously registered an indeterminate amount of securities having an aggregate offering price of up to U.S.$10,000,000,000 pursuant to a Registration Statement on Form F-3 Nos. 333-229096 and 333-229096-01, filed on December 28, 2018 (the "2018 Registration Statement"), and paid a total registration fee of U.S.$1,212,000. In March 1, 2019, the registrants filed an amendment to the 2018 Registration Statement to increase the amount of securities that could be issued thereunder to U.S.$15,000,000,000 and carried forward filing fees of U.S.$606,000 previously paid on December 28, 2018 in connection with securities previously registered under Registration Statement on Form F-3 Nos. 333-227087 and 333-227087-01 (together with the 2018 Registration Statement, the "Prior Registration Statements"). Pursuant to Rule 457(p), U.S.$479,478 of the registration fees paid in connection with unsold securities registered under the Prior Registration Statements (the offering of which unsold securities has been terminated) remain available to be applied to registration fees due under this Registration Statement on Form F-3ASR Nos. 333-283981 and 333-283981-01. After the filing of the final prospectus supplement to which this Exhibit is attached, US$178,165 of registration fees paid in connection with the Prior Registration Statements remain available for future fee offsets.

Table 3: Combined Prospectuses	☑Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Narrative Disclosure
The maximum aggregate offering price of the securities to which the prospectus relates is $1,968,080,000.00. The prospectus is a final prospectus for the related offering.